Exhibit 99.3

Warrior Met Coal Announces Launch of Consent Solicitation Relating

to its 8.00% Senior Secured Notes Due 2024

BROOKWOOD, AL — February 26, 2018 — Warrior Met Coal, Inc. (NYSE:HCC) (“Warrior” or the “Company”) today announced the commencement of a consent solicitation (the “Consent Solicitation”) with respect to its $350.0 million aggregate principal amount of 8.00% Senior Secured Notes due 2024 (the “Existing Notes”), seeking the consent (“Consents”) of the holders of the Existing Notes outstanding as of the record date of February 23, 2018 to amend (the “Proposed Amendment”) the limitation on the restricted payments covenant in the indenture governing the Existing Notes (the “Indenture”) to allow the Company to make dividend or distribution payments to its equity holders that are declared on or prior to May 15, 2018, in an amount not to exceed $350.0 million and without having to comply with the “Restricted Payment Offer” requirements of the Indenture, provided that the Company (A) can satisfy the leverage ratio requirement applicable to the existing unlimited restricted payment “basket” in the Indenture and (B) does not fund such dividend or distribution payments with the proceeds of contemporaneous borrowings under the Company’s asset-based revolving credit facility, and subject to other terms and conditions described in the consent solicitation statement, dated as of February 26, 2018 (as may be amended or supplemented from time to time, the “Consent Solicitation Statement”) and the accompanying consent letter.

The Consent Solicitation will expire at 5:00 p.m., New York City time, on March 2, 2018, unless extended, terminated or abandoned (the “Expiration Date”). The Company reserves the right to terminate, abandon or extend the Consent Solicitation in its sole discretion, subject to applicable law and the terms of the Indenture.

The Consent Solicitation is being made concurrently with, and is conditioned upon, among other things, the consummation of, the previously announced proposed offering (the “Proposed Offering”) of an additional $125.0 million in aggregate principal amount of new 8.00% Senior Secured Notes due 2024 (the “New Notes” and, together with the Existing Notes, the “Notes”), which conditions are subject to waiver by the Company in its sole discretion, subject to applicable law and the terms of the Indenture. In order to effect the Proposed Amendment, the Company must obtain consents from at least a majority of the aggregate principal amount of Notes outstanding (the “Requisite Consents”), which will include the $125.0 million of New Notes to the extent the Proposed Offering and the related issuance of the New Notes is completed prior to the Expiration Date. By participating in the Proposed Offering, the purchasers of the New Notes will be deemed to consent to the Proposed Amendment and, as such, if $125.0 million of New Notes are issued prior to the Expiration Date, further consents from holders of more than $112.5 million in aggregate principal amount of Existing Notes would be required in order for the Company to achieve the consents required to effect the Proposed Amendment. Furthermore, as of the date hereof, the Company has received non-binding indications of intent from holders of approximately $94.0 million in aggregate principal amount of the Existing Notes (the “Initial Consenting Holders”), in connection with which such Initial Consenting Holders are expected to deliver consents to the Proposed Amendment with respect to such aggregate principal amount of Existing Notes. Assuming $125.0 million of New Notes are issued, as of the date hereof, non-binding indications of intent, together with deemed consents relating to the New Notes, represent expected consents from approximately 46% in aggregate principal amount of the New Notes and Existing Notes, taken together.

On the terms and subject to the conditions set forth in the Consent Solicitation Statement, if the Company receives the Requisite Consents and the supplemental indenture effecting the Proposed Amendment (the “Supplemental Indenture”) is executed and delivered, the Company will pay a consent fee equal to $10.00 per $1,000 in principal amount of Existing Notes for which Consents are validly delivered and not revoked on or before the earlier of the Expiration Date and the date of the Supplemental Indenture. No consideration is being offered to the purchasers of the New Notes for their consents to the Proposed Amendment.

Consents to the Proposed Amendment to the Indenture may be revoked by holders of Existing Notes (as to the Existing Notes only) at any time prior to the earlier of the Expiration Date and the date of the Supplemental Indenture.

This press release is not a solicitation of Consents with respect to any Notes and does not set forth all of the terms and conditions of the Consent Solicitation. Holders of the Existing Notes should carefully read the Consent Solicitation Statement and the accompanying consent letter before any decision is made with respect to the Consent Solicitation.

In addition, this press release is neither an offer to sell nor a solicitation of an offer to buy any of the New Notes or any other securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such offer, solicitation or sale is unlawful.

Any inquiries regarding the Consent Solicitation may be directed to D.F. King & Co., Inc., the Information, Tabulation and Paying Agent for the Consent Solicitation, at (212) 269-5550 (collect) or (800) 341-6292 (toll free), or to the following solicitation agents for the Consent Solicitation: Goldman Sachs & Co. LLC, at (212) 902-6941 (collect) or (800) 828-3182 (toll free) and Credit Suisse Securities (USA) LLC, at (212) 538-1862 (collect) or (800) 820-1653 (toll free).

About Warrior Met Coal

Warrior Met Coal is a large scale, low-cost U.S. based producer and exporter of premium HCC, operating highly efficient longwall operations in its underground mines located in Alabama. The HCC that Warrior produces from the Blue Creek coal seam contains very low sulfur and has strong coking properties and is of a similar quality to coal referred to as the premium HCC produced in Australia. The premium nature of Warrior’s HCC makes it ideally suited as a base feed coal for steel makers and results in price realizations near the Australian LV Index. Warrior sells all of its met coal production to steel producers in Europe, South America and Asia. For more information about Warrior Met Coal, please visit www.warriormetcoal.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “project,” “target,” “foresee,” “should,” “would,” “could,” “potential,” or other similar expressions are intended to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. These forward-looking statements represent management’s good faith expectations, projections, guidance or beliefs concerning future events, and it is possible that the results described in this press release will not be achieved. Specifically, the Company cannot assure you that the proposed transactions described above, including the successful completion of the Consent Solicitation, will be consummated on the terms the Company currently contemplates, if at all. Information concerning these and other factors can be found in the Company’s filings with the U.S. Securities and Exchange Commission (“SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2017 and other reports filed from time to time with the SEC. The Company’s filings with the SEC are available on the SEC’s website at www.sec.gov.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, the Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for the Company to predict all such factors.

Contacts

For Investors:

Dale W. Boyles, 205-554-6129

dale.boyles@warriormetcoal.com

For Media:

William Stanhouse, 205-554-6131

william.stanhouse@warriormetcoal.com